Page 9 of 9 Pages


                                                                      Exhibit 1
                             JOINT FILING AGREEMENT

              Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the parties hereby agree to the joint filing of an Amendment Number 3 to the Statement on Schedule 13D with respect to the shares of common stock, par value $.01 per share, of Opti Inc., with the Securities and Exchange Commission and any other applicable authorities or parties. The parties hereto further agree that this Joint Filing Agreement ("Agreement") be included as an Exhibit thereto. In addition, each party to this Agreement agrees to file jointly any and all subsequent amendments to such Statement on Schedule 13D and expressly authorizes each other party hereto to file the same on its behalf as such filing party deems necessary or appropriate, until such time as a party hereto shall notify the others in writing of its desire to terminate this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute one and the same instrument.

Date:         September 8, 1999

                                            SCHAENEN CAPITAL MANAGEMENT, LLC


                                            By: /s/ Michael Schaenon
                                                --------------------------
                                                Michael Schaenen, a Member

                                            EMANON PARTNERS, L.P.
                                            By:  Naima Associates, LLC,
                                                 its General Partner


                                            By:  /s/ Michael Schaenon
                                                ---------------------------
                                                Michael Schaenen, a Member

                                             /s/ Michael Schaenen
                                            ---------------------------
                                            Michael Schaenen